SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT is made effective this 2nd day of May 1997, by and between Universal Capital Corporation, a Colorado corporation ("Universal"), and Remarc International, Inc., a Delaware corporation ("Remarc").

     WHEREAS, Universal desires to acquire all of the issued and outstanding shares of common stock of Remarc in exchange for an aggregate of 37,375,000 authorized but unissued restricted shares of the common stock, no par value, of Universal (the "Common Stock") (the "Exchange Offer"); and

     WHEREAS, Remarc desires to assist Universal in a business combination which will result in the shareholders of Remarc owning approximately 90.44% of the then issued and outstanding shares of Universal's Common Stock, and Universal holding 100% of the issued and outstanding shares of Remarc's common stock; and

     WHEREAS, the share exchange contemplated hereby will result in the Remarc shareholders tendering all of the outstanding common stock of Remarc to Universal in exchange solely for the Common Stock and no other consideration, which the parties hereto intend to treat as a reorganization under I.R.C.
Section 368(a)(1)(B).

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                  ARTICLE 1
                            EXCHANGE OF SECURITIES

     1.1 ISSUANCE OF SHARES. Subject to all of the terms and conditions of this Agreement, Universal agrees to offer 19.3132 shares of Common Stock for each share of Remarc common stock issued and outstanding, or a total of 37,375,000 shares of Universal's Common Stock. The Common Stock will be issued directly to the shareholders of Remarc which accept the Exchange Offer.

     1.2 EXEMPTION FROM REGISTRATION. The parties hereto intend that the Common Stock to be issued by Universal to Remarc shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.

     1.3  INVESTMENT INTENT.  Prior to the consummation of the Exchange
Offer, the shareholders of Remarc accepting the Exchange Offer shall execute Letters of Acceptance and such other documents containing, among other things, representations and warranties relating to investment intent and investor status, restrictions on transferability and restrictive legends such that the counsel for both Universal and Remarc shall be satisfied that the exchange of shares as contemplated by this Agreement shall be exempt from the registration requirements of the Act and any applicable state blue sky laws.

                            ARTICLE 2
             REPRESENTATIONS AND WARRANTIES OF REMARC

     Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, Remarc hereby represents and warrants to Universal that:

     2.1 ORGANIZATION. Remarc is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

     2.2 CAPITAL. The authorized capital stock of Remarc consists of 50,000,000 shares of Common Stock, $.00001 par value, of which 1,935,202 are currently issued and outstanding and 10,000,000 shares of Preferred Stock, $.00001 par value, of which no shares are issued and outstanding. All of the issued and outstanding shares of Remarc are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating Remarc to issue or to transfer from treasury any additional shares of its capital stock of any class, except as disclosed in Schedule 2.

     2.3 SUBSIDIARIES. Remarc does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation) except as disclosed in Schedule 2.

     2.4 DIRECTORS AND OFFICERS. Schedule 2 contains the names and titles of all directors and officers of Remarc as of the date of this Agreement.

     2.5 FINANCIAL STATEMENTS. Remarc has delivered to Universal its unaudited balance sheet as of March 31, 1997 (the "Financial Statements").
The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition of the Company as of March 31, 1997.

     2.6 ABSENCE OF CHANGES. Since March 31, 1997, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Remarc's knowledge, Remarc has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of Remarc or waived or surrendered any claim or right of material value.

     2.7 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Remarc nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to Universal or have otherwise been disclosed to Universal.

     2.8 TAX RETURNS. Within the times and in the manner prescribed by law, Remarc has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

     2.9 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, Universal and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of Remarc. Remarc shall make available to Universal and/or its attorneys all books and records of Remarc.

     2.10 TRADE NAMES AND RIGHTS. Schedule 2 sets forth a complete and accurate schedule of (i) all registered trademarks and service marks and all trademark and service mark applications, including country of filing, filing number, date of issue and expiration date used in the business of Remarc; and
(ii) all registered copyrights of property owned by Remarc. Except as set forth in such schedule, to Remarc's knowledge, no third party has asserted, or threatened to assert against Remarc or any of its officers or directors any conflicting rights to any such intellectual property and Remarc has no knowledge of facts that Remarc believes could reasonably be expected to give rise to such a claim.

     2.11 COMPLIANCE WITH LAWS. Remarc has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on Remarc or its properties.

     2.12 LITIGATION. Remarc is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of Remarc, threatened against or affecting Remarc or its business, assets or financial condition, except for matters which would not have a material affect on Remarc or its properties. Remarc is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Remarc is not engaged in any lawsuit to recover any material amount of monies due to it.

     2.13 AUTHORITY. Remarc has full corporate power and authority to enter into this Agreement. The board of directors of Remarc has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Remarc and the performance of the obligations of Remarc under this Agreement. No other corporate proceedings on the part of Remarc are necessary to authorize the execution and delivery of this Agreement by Remarc in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by Remarc, and will be a valid and binding agreement of Remarc, enforceable against Remarc in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     2.14 ABILITY TO CARRY OUT OBLIGATIONS. Neither the execution and delivery of this Agreement, the performance by Remarc of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of Remarc's knowledge: (a) materially violate any provision of Remarc's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Remarc, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Remarc is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of Remarc; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Remarc is bound or subject.

     2.15 FULL DISCLOSURE. None of the representations and warranties made by Remarc herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by Remarc, or on its behalf, contains or will contain any untrue statement of material fact.

     2.16 ASSETS. Remarc has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

     2.17 MATERIAL CONTRACTS AND OBLIGATIONS. Attached hereto on Schedule 2 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which Remarc is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by the Company in excess of $10,000; or which involve transactions or proposed transactions between the Company and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by Universal and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     2.18 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Remarc in connection with: (a) the execution and delivery by Remarc of this Agreement; (b) the performance by Remarc of its obligations under this Agreement; or (c) the consummation by Remarc of the transactions contemplated under this Agreement.

                               ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF UNIVERSAL

     Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, Universal represents and warrants to Remarc that:

     3.1 ORGANIZATION. Universal is a corporation duly organized, valid existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

     3.2 CAPITALIZATION. The authorized capital stock of Universal consists of 100,000,000 shares of no par value Common Stock of which 3,050,008 shares of Common Stock are currently issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Universal to issue or to transfer from treasury any additional shares of its capital stock of any class.

     3.3 SUBSIDIARIES. Universal does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     3.4 DIRECTORS AND OFFICERS. Schedule 3 contains the names and titles of all directors and officers of Universal as of the date of this Agreement.

     3.5 FINANCIAL STATEMENTS. Universal has delivered to Remarc its audited balance sheet and statements of operations and cash flows as of and for the period ended February 28, 1997 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. As of the Closing, the total liabilities of Universal shall not exceed $60,000.

     3.6 ABSENCE OF CHANGES. Since February 28, 1997, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Universal's knowledge, Universal has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     3.7 ABSENCE OF UNDISCLOSED LIABILITIES. To the best of Universal's knowledge, neither Universal nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to Remarc.

     3.8 TAX RETURNS. Within the times and in the manner prescribed by law, Universal has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

     3.9 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, Remarc shall have the opportunity to meet with Universal's accountants and attorneys to discuss the financial condition of Universal. Universal shall make available to Remarc all books and records of Universal.

     3.10 TRADE NAMES AND RIGHTS. Universal does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     3.11 COMPLIANCE WITH LAWS. To the best of Universal's knowledge, Universal has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

     3.12 LITIGATION. Universal is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Universal, threatened against or affecting Universal or its business, assets, or financial condition. Universal is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. Universal is not engaged in any legal action to recover moneys due to it.

     3.13 NO PENDING INVESTIGATION. Universal is not aware of any pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding Universal or any officers or directors of Universal or any shareholders or controlling persons of such shareholders.

     3.14 AUTHORITY. Universal has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of Universal has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Universal, the performance of the obligations of Universal under this Agreement and the consummation by Universal of the transactions contemplated under this Agreement. No other corporate proceedings on the part of Universal are necessary to authorize the execution and delivery of this Agreement by Universal in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by Universal, will be a valid and binding agreement of Universal, enforceable against Universal in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     3.15 ABILITY TO CARRY OUT OBLIGATIONS. Neither the execution and delivery of this Agreement, the performance by Universal of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of Universal's knowledge: (a) violate any provision of Universal's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Universal, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Universal is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Universal; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Universal is bound or subject.

     3.16 VALIDITY OF UNIVERSAL SHARES. The shares of Universal Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3.17 FULL DISCLOSURE. None of the representations and warranties made by Universal herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Universal, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.18 ASSETS.  Universal does not have any assets.

     3.19 MATERIAL CONTRACTS AND OBLIGATIONS. Except for its agreement with American Securities Transfer & Trust, Inc., Universal has no material contracts to which it is a party or by which it is bound.

     3.20 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Universal in connection with:
(a) the execution and delivery by Universal of its obligations under this Agreement; (b) the performance by Universal of its obligations under this Agreement; or (c) the consummation by Universal of the transactions contemplated by this Agreement.

     3.21 REAL PROPERTY. Universal does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

                                ARTICLE 4
                                COVENANTS

     4.1 INVESTIGATIVE RIGHTS. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     4.2 CONDUCT OF BUSINESS. Prior to the Closing, Universal and Remarc shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither Universal nor Remarc shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

                                 ARTICLE 5
        CONDITIONS PRECEDENT TO UNIVERSAL'S PERFORMANCE

     5.1 CONDITIONS. The obligations of Universal hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. Universal may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Universal of any other condition of or any of Universal's other rights or remedies, at law or in equity, if Remarc shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by Remarc in this Agreement or in any written statement that shall be delivered to Universal by Remarc under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     5.3 PERFORMANCE. Remarc shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.4 ACCEPTANCE BY REMARC SHAREHOLDERS. The holders of not less than 95% of the issued and outstanding shares of common stock of Remarc shall have agreed to exchange their shares for shares of Universal Common Stock.

     5.5 ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Remarc on or before the Closing Date.

     5.6 OFFICER'S CERTIFICATE. Remarc shall have delivered to Universal a certificate, dated the Closing Date, and signed by the Chief Executive Officer of Remarc, certifying that each of the conditions specified in Sections 5.2 through 5.5 hereof have been fulfilled.

                                 ARTICLE 6
          CONDITIONS PRECEDENT TO REMARC'S PERFORMANCE

     6.1 CONDITIONS. Remarc's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article 6. Remarc may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Remarc of any other condition of or any of Remarc's rights or remedies, at law or in equity, if Universal shall be in default of any of its representations, warranties, or covenants under this Agreement.

     6.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by Universal in this Agreement or in any written statement that shall be delivered to Remarc by Universal under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 PERFORMANCE. Universal shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

     6.4 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Universal on or before the Closing Date.

     6.5 DIRECTORS UNIVERSAL. Effective on the Closing, Universal shall have fixed the size of its Board of Directors at seven (7) persons, and such Board of Directors shall include John C. Morris, William C. Callari, Gregory P. Stemm, Brad Baker, Gerald Goodman, and E. Eugene Cooke with one seat remaining to be filled. The current Officer and Director of Universal shall have submitted his resignation as the sole Officer and Director of Universal effective on the Closing of this transaction.

     6.6 OFFICERS OF UNIVERSAL. Effective on the Closing, Universal shall have elected the following new Officers of Universal:

            John C. Morris   -  President and Chief Executive Officer
            William C. Callari  -  Vice President
            Gregory P. Stemm - Vice President of Research and Operations David A. Morris - Secretary

     6.7 OFFICERS' CERTIFICATE. Universal shall have delivered to Remarc a certificate, dated the Closing Date and signed by the President of Universal certifying that each of the conditions specified in Sections 6.2 through 6.6 have been fulfilled.

                                 ARTICLE 7
                                  CLOSING

     7.1 CLOSING. The Closing of this transaction shall be held at the offices of Krys Boyle Freedman Scott & Sawyer, P.C., 600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties, but in no event shall the Closing be later than June 30, 1997. At the
Closing:

     7.2 Remarc shall deliver Letters of Acceptance and the certificates representing the shares of Remarc held by the shareholders of Remarc accepting the Exchange Offer ("Accepting Shareholders") to Universal.

     7.3 Each Accepting Shareholder shall receive a certificate or certificates representing the number of shares of Universal Common Stock for which the shares of Remarc common stock shall have been exchanged.

     7.4  Universal shall deliver an officer's certificate, as described in
Section 6.7 hereof, dated the Closing Date, that all representations, warranties,covenants and conditions set forth in this Agreement on behalf of Universal are true and correct as of, or have been fully performed and complied with by, the Closing Date.

     7.5 Universal shall deliver a signed Consent and/or Minutes of the Directors of Universal approving this Agreement and each matter to be approved by the Directors of Universal under this Agreement.

     7.6  Remarc shall deliver an officer's certificate, as described in
Section 5.6 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Remarc are true and correct as of, or have been fully performed and complied with by, the Closing Date.

     7.7 Remarc shall deliver a signed Consent or Minutes of the Directors of Remarc approving this Agreement and each matter to be approved by the Directors of Remarc under this Agreement.

     7.8 Remarc shall deliver a check payable to Krys Boyle Freedman Scott & Sawyer, P.C. Trust Account in an amount sufficient to pay the outstanding liabilities of Universal as set forth on Schedule 3 (which shall not exceed $60,000).

     7.9 Universal shall deliver a certificate for 400,000 shares of Universal Common Stock to Bleu Ridge Consultants, Inc. in payment of the finder's fee.

                                   ARTICLE 8
                                 MISCELLANEOUS

     8.1 CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     8.2 NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     8.3 NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     8.4 TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

     8.5 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     8.6 CHOICE OF LAW. This Agreement and its application shall be governed by the laws of the State of Colorado, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

     8.7 NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     Universal:

          Universal Capital Corporation
          16178 East Prentice Place
          Aurora, Colorado  80015

     with a copy to:

          Jon D. Sawyer, Esq.
          Krys Boyle Freedman Scott & Sawyer, P.C.
          600 Seventeenth Street, Suite 2700 South Tower
          Denver, Colorado 80202

     Remarc:

          Remarc International, Inc.
          3507 Frontage Road, Suite 100
          Tampa, Florida  33607

     with a copy to:

          Jon D. Sawyer, Esq.
          Krys Boyle Freedman Scott & Sawyer, P.C.
          600 Seventeenth Street, Suite 2700 South Tower
          Denver, Colorado 80202

     8.8 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     8.9 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     8.10 BROKERS. The parties hereto represent and agree that no broker has brought about the aforementioned transaction. A finder's fee of 400,000 shares of Universal's Common Stock will be paid to Bleu Ridge Consultants, Inc. for their assistance with respect to this transaction. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     8.11 ANNOUNCEMENTS. Universal and Remarc will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     8.12 EXPENSES. Universal and Remarc will pay their own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     8.13 EXHIBITS. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     AGREED TO AND ACCEPTED as of the date first above written.

UNIVERSAL CAPITAL CORPORATION         REMARC INTERNATIONAL, INC.

By /s/ Timothy J. Brasel              By /s/ John C. Morris
   Timothy J. Brasel, President          John C. Morris, President

                                SCHEDULE 2
                         REMARC INTERNATIONAL, INC.
                                ("Remarc")

2.2.1 Universal hereby acknowledges that certain Remarc debt holders, identified in Section 2.17 of this Schedule, have conversion rights which allow them to convert their Remarc debt into Remarc common stock on the basis of one share for each two dollars of principal and/or interest converted. It is agreed that in the event the debt holders wish to convert their notes, they shall have the right to convert into Universal Common Stock on the basis
19.3132 shares for each $2.00 of principal and/or earned interest converted.

2.2.2 The management of Remarc has approved a contract Mr. Brasel, whereby Mr. Brasel will act as a consultant to the company for a period of two years following the date of the Merger. Mr. Brasel will be paid with 500,000 shares of Universal common stock and the Company has agreed to register the shares through an S-8 registration.

2.3  Remarc has an interest in the following business entities:

2.3.1 Pesquisas Arqueologicas Maritimas, S.A., a Brazilian "Sociedade Anonima", was founded for the purpose of conducting the Santa Rosa Project. Remarc owns 24.5% of the common voting stock and 50% of the preferred stock. The voting and non-voting stock have equal dividend and distribution rights.

2.3.2 Remarc do Brazil, LTDA., a Brazilian "Limitada", was formed for the purpose of fulfilling Remarc's obligations with respect to the Santa Rosa Financing Agreement.

2.4  The Officers and Directors of Remarc are as follows:

      John C. Morris             President and Director
      William C. Callari         Vice President and Director
      Gregory P. Stemm           Vice-President Director
      Eugene Cooke               Director
      Brad Baker                 Director
      Gerald Goodman             Director

2.17  Material Contracts and Obligations.

2.17.1  Indebtedness                        Principal     Interest
        ------------                        ---------     --------
        Garrett Jones (assigned to others)  $ 50,000       $4,133
        Eugene Cooke                        $100,000       $8,266
        James E. Cooke                      $100,000       $8,266
        William Callari                     $100,000       $8,266
        Robert Stemm                        $ 50,000       $4,133
        Garrett Jones                       $ 25,000       $2,047
        James E. Cooke                      $ 12,000       $  352
        John Christen                       $ 10,000       $  315
        E. Eugene Cooke                     $ 21,000       $1,730
        Estimated Prophet, Inc.             $130,000       $5,141
        David Six                           $ 25,000       $  390
        Lyle and Karen Blanden              $ 25,000       $  404
        Todd Walker                         $ 50,000       $  118
        Neal J. Fink                        $ 25,000       $   34
        William T. Hartley                  $ 25,000       $    7
        Dr. Thomas Butterworth              $ 25,000       $    7
        Mark Cooke                          $ 50,000       $   14
        Gregory Windsor                     $ 25,000       $    7
        Leslie M. Davis Jr. IRA             $ 25,000       $    7
        Thomas McCaffrey                    $ 25,000       $    7

2.17.2  Material Contracts
2.17.2.1  Pesqamar Agreement
2.17.2.2  Santa Rosa Financing Agreement
2.17.2.3  Britannia Financing Agreement
2.17.2.4  Hapag-Lloyd Agreement
2.17.2.5  Hamburg/Sud Agreement
2.17.2.6  Ark Royal Agreement
2.17.2.7  MRJ Consulting Agreement
2.17.2.8  CGGE International Charter Party Agreement
2.17.2.9  Office Lease

                                 SCHEDULE 3

                       UNIVERSAL CAPITAL CORPORATION
                                ("Universal")

3.2  Directors and Officers of Universal:

      Timothy J. Brasel - President, Secretary and Director

3.7  Liabilities of Universal

      Schumacher & Associates                   $17,500.00
      Schumacher & Associates                     3,614.31
      American Securities Transfer                1,000.00
      Brasel Family Partners Ltd.                   750.00
      Janet Brasel Custodian for Tyler Brasel     1,100.00
      Janet Brasel Custodian for Colton Brasel    1,100.00
      Charitable Remainder Trust of Timothy
        J. Brasel                                 2,500.00
      Brasel Family Partners Ltd.                 7,250.00
      Paul Dragul                                11,500.00
      Past Legal Expenses                        13,685.69
        Total                                   $60,000.00

3.19 Material Contracts of Universal

     a)   Transfer Agreement with American Securities Transfer & Trust, Inc.